Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES
FINAL DETAILS OF SPECIAL DIVIDENDS

Shareholders to receive dividend on December 30, 2013 of $45.86/share in cash and limited liability company interests evidencing the right to receive proceeds of liquidation of Gyrodyne properties

Subsequent dividend of $16,150,000 aggregate principal amount of Dividend Notes payable to shareholders of record on December 31, 2013

ST. JAMES, NY – December 20, 2013 – Gyrodyne Company of America, Inc. (NASDAQ: GYRO) (“Gyrodyne”) today announced that its board of directors has determined the final details of its previously declared special dividend in the amount of $98,685,000, or $66.56 per share of the Company's common stock, which is payable on December 30, 2013 to shareholders of record as of November 1, 2013. As required by NASDAQ rules governing special dividends of this magnitude, the ex-dividend date will be set one business day following the payment date.

In the special dividend, shareholders of record as of November 1, 2013 will receive $68,000,000, or $45.86 per share, in cash, and interests in a newly formed New York limited liability company, Gyrodyne Special Distribution, LLC (“GSD”), which interests, collectively, will represent a 100% economic interest in all of Gyrodyne's properties: Flowerfield, Port Jefferson, Cortlandt and Fairfax, which will be subject to an aggregate of approximately $14,000,000 in mortgages payable to a subsidiary of Gyrodyne. Gyrodyne will retain a non-economic interest in GSD and will be its managing member. The interests in GSD will not be transferable except in extremely limited circumstances.

Gyrodyne's board of directors, after consideration of a management presentation regarding the fair market value of the properties to be held by GSD, has determined that the GSD interests to be distributed are valued in the aggregate (representing the value of the properties to be held by GSD, less the mortgages payable) at $30,685,000 ($20.70 per share) or more. Thus, all distributions of REIT income for 2012 required to be made under applicable laws will have been made by means of such special dividend. No assurance can be given that shareholders will receive the actual value of the GSD interests or the component underlying properties as estimated by the Gyrodyne board. For financial statement purposes, the financial statements of both Gyrodyne and GSD will reflect the historical book values of the underlying assets.

The transfer of the properties by Gyrodyne to GSD will result in the recognition of approximately $28.4 million of capital gain income by Gyrodyne. Giving effect to offsetting deductions, Gyrodyne expects to have approximately $17 million in REIT income for 2013. In order to satisfy applicable REIT distribution requirements, Gyrodyne has declared an additional dividend, payable to Gyrodyne shareholders as of December 31, 2013. Such dividend, which will be payable on January 31, 2014, will be in the form of notes ("Dividend Notes") aggregating $16,150,000 ($10.89 per share) in principal amount unless the board otherwise determines to pay all or part of such dividend in cash and subject to any applicable law, rule or regulation. The principal terms of such Dividend Notes are attached as Annex A to this press release.

As previously announced, on September 12, 2013, Gyrodyne's board of directors adopted a plan of liquidation within the meaning of the Internal Revenue Code. Gyrodyne is pursuing the plan of liquidation and has filed preliminary materials with the Securities and Exchange Commission, which preliminary materials remain subject to a review process with the Securities and Exchange Commission and are not available in definitive form for mailing to shareholders at this time. Gyrodyne currently anticipates that definitive materials, which will seek a vote of its shareholders to authorize a merger transaction whereby both Gyrodyne and GSD will merge into Gyrodyne LLC, a limited liability company, will be available for consideration by shareholders early in 2014 and a shareholders meeting to consider the merger will be held in the first half of 2014. A vote of two-thirds of the outstanding shares of Gyrodyne will be required to authorize the merger. Gyrodyne, as managing member of Gyrodyne Special Distribution, LLC and Gyrodyne LLC, already has approved the merger transaction and will have the sole discretion to approve any subsequent amendments or modifications to such transaction on behalf of such entities. Such merger, which will effect the completion of the plan of liquidation for purposes of the Internal Revenue Code, will result in holders of Gyrodyne Inc. common stock receiving approximately 15.2% of the common shares of Gyrodyne LLC in the aggregate, holders of the Dividend Notes receiving approximately 29.2% of the common shares of Gyrodyne LLC in the aggregate, and holders of common shares of GSD receiving approximately 55.6% of the common shares of Gyrodyne LLC in the aggregate, subject to adjustment in the discretion of the Gyrodyne board of directors.

Gyrodyne intends to report the distribution of the interests in GSD and the $45.86 per share in cash, as well as the distribution of Dividend Notes, as a return of capital to shareholders of Gyrodyne up to each shareholder's basis in its shares, and any excess as capital gains. For purposes of the foregoing, Gyrodyne assumes that the plan of liquidation will be effected within two years from the date of its adoption, September 12, 2013.

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CONTACT

Frederick C. Braun III
President and CEO

631.584.5400

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,700 plus acre property in Palm Beach County, Florida, also the subject of development plans. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with Gyrodyne’s ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of Gyrodyne’s assets may be substantially below Gyrodyne’s estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy Gyrodyne’s obligations to its current and future creditors, the risk of shareholder litigation against the tax litigation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne's undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne's SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. The implementing transaction related to the plan of liquidation will be submitted to Gyrodyne's shareholders for their consideration. In connection with the proposed transaction, Gyrodyne will file a proxy statement with the SEC. GYRODYNE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents containing other important information about Gyrodyne filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by Gyrodyne may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting Gyrodyne at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The proxy statement also will be available on the Company's web site located at www.gyrodyne.com.

Gyrodyne and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Gyrodyne's directors and executive officers and their ownership of Gyrodyne common stock is available in Gyrodyne's proxy statement for its 2013 meeting of stockholders, as filed with the SEC on Schedule 14A on November 27, 2013. Other information regarding the interests of such individuals as well as information regarding Gyrodyne's directors and officers will be available in the proxy statement when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Annex A

Terms of Dividend Notes

A copy of the form of such Dividend Notes will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed by Gyrodyne Company of America, Inc. (the “Company”), and this summary is qualified in its entirety by reference to such exhibit. The Dividend Notes will bear interest from the date of issuance at 5.0% per annum, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2014, and which may be payable in cash or in the form of additional Notes (“PIK Interest”).

The Company may, in its sole discretion, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of, or interest on, the Dividend Notes, in cash or, at the election of the board of directors of the Company, in kind. In connection with each prepayment of principal under the Dividend Notes, the Company also is obligated to pay all accrued and unpaid interest thereunder. The Company is required to effect any optional prepayment on a pro rata basis, provided that such restriction does not apply to, and the Company may redeem from a holder one or more Dividend Notes with an aggregate principal amount of $10,000 or less. The Company is permitted to repurchase Dividend Notes, in cash or, at the election of the board of directors of the Company, in kind, on a voluntary basis in a transaction with one or more holders from time to time on such terms as the Company determines, in its sole discretion, and such repurchase shall not be required to be effected on a pro rata basis. Upon an in-kind repayment or repurchase of the Dividend Notes, the valuation of any asset transferred to a holder purusnt to such repayment or repuchase shall, after consideration and review, be made by the board of directors of the Company.

Upon the first to occur of (i) a sale or (ii) a complete liquidation of the Company, the Company shall pay, in cash or in kind, the outstanding principal amount of the Dividend Notes, together with all accrued and unpaid interest on the principal amount being repaid. In the case of a complete liquidation, the valuation of any interest distributed in-kind in redemption of the Dividend Notes shall, after consideration and review, be made by the board of directors of the Company and shall be conclusively binding on the Holders. In the case of a merger of the Company into Gyrodyne LLC pursuant to the terms of the Merger Agreement, dated as of October 15, 2013, as amended and restated on December 20, 2013, the Dividend Notes may be redeemed for limited liability interests of Gyrodyne LLC as set forth in the Merger Agreement.

The Dividend Notes will be registered on the books of the Company and may not be assigned or transferred, voluntarily or involuntarily. Any attempted assignment or transfer shall be void, except as provided in the following sentence, in which case the Dividend Notes may be transferred only on the books of the Company. The Company will permit transfers pursuant to the laws of bankruptcy, inheritance, descent or distribution, or to the successor to any holder that is a corporate or other entity or by any nominee holder or agent or representative holding such shares for the account of another person to the beneficial owner of such Dividend Notes. If a transfer is requested, the Company may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law. The Company need not exchange or register the transfer of any Dividend Note or portion of a Dividend Note selected for redemption, except for the unredeemed portion of any Dividend Note being redeemed in part.

For so long as any of the Dividend Notes are outstanding, the Company will be prohibited from making any payments with respect to its capital stock, including paying dividends thereon or making distributions in respect thereof, except (i) as specifically permitted under the Plan of Liquidation and (ii) such distributions as are required for the Company to qualify as, and maintain its qualification as, a REIT or to avoid the payment of federal or state income or excise tax.

The Dividend Notes will be subordinate to the prior payment in full of all senior debt (whether outstanding on the date of issuance or thereafter created, incurred, assumed or guaranteed) (other than unasserted contingent indemnification obligations and any unasserted contingent expense reimbursement obligations).